CMLTI 2007-AR8

PRELIMINARY TERM SHEET
$[373,612,000] (Approximate)
Citigroup Mortgage Loan Trust Inc. Depositor
Mortgage Pass-Through Certificates, Series 2007-AR8
CitiMortgage, Inc. Master Servicer
Citigroup Global Markets Realty Corp. Sponsor
Countrywide Home Loans, Inc. Greenpoint Mortgage Funding, Inc. Wells Fargo Bank, N.A. Originators
Countrywide Home Loans, Inc. Greenpoint Mortgage Funding, Inc. Wells Fargo Bank, N.A. Servicers
The following is a preliminary Term Sheet.  All terms and statements are subject to change.

  July 25, 2007

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (877) 858-5407. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change. The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

Citigroup Global Markets Inc.

Trading
Brian Delany	(212) 723-6038	Brian.delany@citigroup.com
Sean Duffy	(212) 723-6038	sean.k.duffy@citigroup.com
Oleg Saitskiy	(212) 723-6038	oleg.saitskiy@citigroup.com

Mortgage Finance
Peter Steinmetz	(212) 723-6391	peter.d.steinmetz@citigroup.com
Shameer Hussein	(212) 723-9552	shameer.hussein@citigroup.com
Ranie Guo	(212) 723-6557	Ranie.guo@citigroup.com

Analytics
Michael Park	(212) 723-6402	michael.park@citigroup.com
Raul Orozco	(212) 723-6420	raul.d.orozco@citigroup.com
Hicham Fathi	(212) 723-6273	Hicham.fathi@citigroup.com

Term Sheet	Date Prepared: July 25, 2007

CITIGROUP MORTGAGE LOAN TRUST INC.,
MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-AR8
Approximate Total Principal Amount Offered:  $[373,612,000]

Offered Certificates(1)
Class	Principal Balance(1)	WAL (Yrs) (Roll/Mat)	Pymt Window (Mos) (Roll)	Certificate Interest Rates	Delay Day	Tranche Type	Expected Ratings (S&P/Moody’s /Fitch)
1-A1A	270,968,000	[TBD]	[8/07 - 7/12]	Net WAC	24	Super Senior (Group 1/Subgroup 1) 5/1 Hybrid	AAA/Aaa/AAA
1-A1B	15,557,000	[TBD]	[8/07 - 7/12]	Net WAC	24	Senior Support (Group 1/Subgroup 1) 5/1 Hybrid	AAA/Aa1/AAA
1-A2A	35,216,000	[TBD]	[8/07 - 7/12]	Net WAC(2)	24	Super Senior (Group 1/Subgroup 2) 5/1 Hybrid	AAA/Aaa/AAA
1-A2B	2,022,000	[TBD]	[8/07 – 7/12]	Net WAC(2)	24	Senior Support (Group 1/Subgroup 2) 5/1 Hybrid	AAA/Aa1/AAA
1-A3A	47,142,000	[TBD]	[8/07 -7/14]	Net WAC	24	Super Senior (Group 1/Subgroup 3) 7/1 Hybrid	AAA/Aaa/AAA
1-A3B	2,707,000	[TBD]	[8/07 -7/14]	Net WAC	24	Senior Support (Group 1/Subgroup 3) 7/1 Hybrid	AAA/Aa1/AAA
1-AR	These classes will not be offered pursuant to this termsheet
1-A2IO(3)
1-P(4)
1-B1
1-B2
1-B3
1-B4
1-B5
1-B6

(1)
The class sizes are approximate and subject to +/- 10% variance and final rating agency levels. This transaction has two or more independent Groups of collateral:   Only the Group 1 Certificates supported by the Group 1 Mortgage Loans are offered pursuant to this term sheet.

(2)
For the first [57] periods, the pass-through rate for the Class 1-A2A and Class 1-A2B Certificates will be the Net WAC Rate of the Group 1/Subgroup 2 Mortgage Loans, less the coupon rate of the Class 1-A2IO Certificates.  Thereafter, the pass-through rate for the Class 1-A2A and Class 1-A2B Certificates will be the Net WAC Rate of the Group 1 /Subgroup 2 Mortgage Loans, less 0.50% per annum.

(3)
The Class 1-A2IO Certificates will accrue interest based on a notional balance equal to the combined outstanding principal balance at the beginning of each payment period of the Class 1-A2A and the Class 1-A2B Certificates.

(4)  The Class 1-P Certificates will be entitled to all prepayment penalties received in respect of the related mortgage loans in Group 1

Title of the Securities:	Citigroup Mortgage Loan Trust Inc., Mortgage Pass-Through Certificates, Series 2007-AR8.

Offered Certificates:
Approximately $[373,612,000] variable-rate Class 1-A1A Certificates (the “Group 1/Subgroup 1 Super Senior Certificates”), Class 1-A2A Certificates (the “Group 1/Subgroup 2 Super Senior Certificates”), Class 1-A3A Certificates (the “Group 1/Subgroup 3 Super Senior Certificates”), collectively the Group 1 Super  Senior Certificates, and Class 1-A1B Certificates (the “Group 1/Subgroup 1 Senior Support Certificates”), Class 1-A2B Certificates (the “Group 1/Subgroup 2 Senior Support Certificates”), Class 1-A3B Certificates (the “Group 1/Subgroup 3 Senior Support Certificates”), collectively the Group 1 Senior Support Certificates, and together with the Group 1 Super Senior Certificates referred to as the “Group 1 Senior Certificates” or the “Class 1-A Certificates” will be offered pursuant to this term sheet.

Non-Offered
Certificates:
The Class 1-A2IO Certificates or the “Group 1 Interest-Only Certificates”, and the Class 1-B1, Class 1-B2, Class 1-B3, Class 1-B4, Class 1-B5 and Class 1-B6 Certificates (collectively referred to as the “Class 1-B Certificates” or the “Group 1 Subordinate Certificates”) and the Class 1-AR Certificates (the “Group 1 Residual Certificates”), and the Class 1-P Certificates (the “Group 1 Prepayment Penalties Certificates”) will not be offered.

Cut-off Date:	July 1, 2007.

Settlement Date:	On or about July 31, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day), commencing in August 2007.

Day Count:	Interest will accrue on the Offered Certificates on the basis of a 360-day year consisting of twelve 30-day months.

Depositor:	Citigroup Mortgage Loan Trust Inc.

Lead & Sole Underwriter:	Citigroup Global Markets Inc.

Issuing Entity:	Citigroup Mortgage Loan Trust 2007-AR8. The issuing entity is sometimes referred to as the “Trust” or the “Trust Fund.”

Master Servicer and Trust
Administrator:	CitiMortgage, Inc.

Sponsor:	Citigroup Global Markets Realty Corp.

Originators:	Countrywide Home Loans, Inc.
Greenpoint Mortgage Funding, Inc.
Wells Fargo Bank, N.A.

Servicers:	Countrywide Home Loans, Inc.
Greenpoint Mortgage Funding, Inc.
Wells Fargo Bank, N.A.

Paying Agent, Certificate
Registrar and
Authenticating Agent:	Citibank, N.A.

Trustee:	U.S. Bank National Association

The Group 1 Mortgage
Loans:
The mortgage loans to be included in the Trust for the benefit of the Offered Certificates will consist of approximately 602 adjustable-rate, first lien hybrid mortgage loans, with an aggregate scheduled principal balance as of the Cut-off Date of approximately $393,897,306, subject to +/- 10% variance (the “Group 1 Mortgage Loans”).  The mortgage rates on the Group 1 Mortgage Loans are determined based on a 12-Month LIBOR, 6-Month LIBOR, or a 1-Year CMT index and have initial payment adjustments occurring five or seven years after their respective first payment dates.

The Group 1/Subgroup 1
Mortgage Loans:
Approximately 465 adjustable-rate, first lien hybrid mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $302,082,238 (the Group 1/Subgroup 1 Mortgage Loans”).  The mortgage rates of the Group 1/Subgroup 1 Mortgage Loans are determined based on a 6-Month LIBOR or a 12-Month LIBOR index and have initial payment adjustments occurring five years after their respective first payment dates.

The Group 1/Subgroup 2
Mortgage Loans:
Approximately 59 adjustable-rate, first lien hybrid mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $39,259,501 (the Group 1/Subgroup 2 Mortgage Loans”).  The mortgage rates of the Group 1/Subgroup 2 Mortgage Loans are determined based on a 12-Month LIBOR, 6-Month LIBOR, or a 1-Year CMT index and have initial payment adjustments occurring five years after their respective first payment dates.

The Group 1/Subgroup 3
Mortgage Loans:
Approximately 78 adjustable-rate, first lien hybrid mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $52,555,568 (the Group 1/Subgroup 3 Mortgage Loans”).  The mortgage rates of the Group 1/Subgroup 3 Mortgage Loans are determined based on a 12-Month LIBOR or a 6-Month LIBOR index and have initial payment adjustments occurring seven years after their respective first payment dates.

Structure:	The Group 1 Structure is classified as Senior/Subordinate, shifting interest.

Pass Through Rate:
For the first [57] periods, the pass-through rate for the Class 1-A2A and Class 1-A2B Certificates will be the Net WAC Rate of the Group 1/Subgroup 2 Mortgage Loans, less the coupon rate of the Class 1-A2IO Certificates.  Thereafter, the pass-through rate for the Class 1-A2A and Class 1-A2B Certificates will be the Net WAC Rate of the Group 1/Subgroup 2 Mortgage Loans less 0.50% per annum.

The pass-through for each class of Group 1 Senior Certificates, other than Class 1-A2A, Class 1-A2B, and Class 1-A2IO Certificates, will be the Net WAC Rate of the mortgage loans in the related subgroup.

The pass-through for the Class 1-B Certificates will be the weighted average of the Net WAC Rates of the Group 1 Mortgage Loans, weighted on the basis of the subordinate interest in each subgroup represented by the Class 1-B Certificates.

Net Mortgage Rate:	For each mortgage loan, the gross mortgage rate set forth in the related mortgage note less the related servicing fee rate and any PMI fee if applicable.

Net WAC Rate:	The Net WAC Rate for any subgroup of the Group1 Mortgage Loans is a rate per annum equal to the weighted average of the Net Mortgage Rates of the mortgage loans in such subgroup.

Credit Enhancement:
Credit enhancement for the Class 1-A Certificates will be provided by a senior/subordinate, shifting interest structure. The Class 1-B Certificates will be subordinate to, and provide credit enhancement for, the Class 1-A Certificates and the Class 1-A2IO Certificate. The Super Senior Certificates will also have additional credit enhancement from the related Senior Support Certificates with respect to certain loss allocations (See “Loss Protection” percentages in the “Allocation of Losses” section).

Subordination:
Certificates	Ratings (S&P Moody’s/Fitch)	Initial Subordination Percentage*
Class 1-A Certificates	AAA/Aaa/AAA	[5.15]% (+/- 50 bps)
*	Preliminary and subject to change based upon the final pool as of the Cut-Off Date and additional rating agency analysis.

Available Funds:
With respect to any Distribution Date, the scheduled payments collected or advanced on the Group 1 Mortgage Loans during the related due period and any unscheduled amounts collected during the related prepayment period, less servicing fees, prepayment penalties and certain expenses of the trust.

Due Period:
With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Payment Priority:	On each Distribution Date, the payment to the Group 1 Certificates, to the extent of available funds from each subgroup, will generally be made in the following order of priority:

1.
From available funds from the related subgroup, distributions of interest, concurrently, to the holders of the related Class 1-A Certificates and related Group 1 Interest Only Certificates if applicable, pro rata, in an amount equal to the interest accrued on each class at their Pass-Through Rate;

2.
From remaining available funds from the related subgroup, payment of principal to the holders of the related Class 1-A Certificates, each class’s allocable payment of principal distributable to the Group 1 Senior Certificates relating to such subgroup;

   3. From remaining available funds from all subgroups, as follows:

a.
distributions of interest at the applicable Pass-Through Rate sequentially to the Class 1-B Certificates in order of their numerical class designations, beginning with the Class 1-B1, until each class of Class 1-B Certificates shall have received such interest; and

b.	to the Class 1-B Certificates in order of their numerical designations, such class’ allocable share of principal distributable to the Class 1-B Certificates.

Allocation of Losses:
Realized losses (other than fraud, hazard or bankruptcy losses in excess of the limits covered by subordination – referred to as “Excess Losses”) on the Group 1 Mortgage Loans will be allocated to the Class 1-B Certificates in order of their reverse numerical class designations, until the certificate principal balance of each class of Class 1-B Certificates has been reduced to zero. Thereafter, realized losses (other than Excess Losses) will be allocated as follow:

a.	For the Group 1/Subgroup 1 Mortgage Loans to the Class 1-A1B Certificates until the Certificate principal balance of such Class is reduce to zero, then to the Class 1-A1A Certificates

b.	For the Group 1/Subgroup 2 Mortgage Loans to the Class 1-A2B Certificates until the Certificate principal balance of such Class is reduce to zero, then to the Class 1-A2A Certificates

c.	For the Group 1/Subgroup 3 Mortgage Loans to the Class 1-A3B Certificates until the Certificate principal balance of such Class is reduce to zero, then to the Class 1-A3A Certificates

Class	Loss Protection
Group 1 Super Senior Certificates	[10.30%] (+/- 25bps)
Group 1 Senior Support Certificates	[5.15%] (+/- 25bps)

Allocation of Scheduled
Principal:
On each Distribution Date, the Class 1-A Certificates will be entitled to receive the related Senior Percentage of all scheduled principal collected or advanced and certain kinds of unscheduled principal collected on the related mortgage loans and the Class 1-B Certificates will be entitled to receive the related Subordinate Percentage of such amounts.  The related “Senior Percentage” on any Distribution Date will be equal to the percentage obtained by dividing the aggregate certificate principal balance of the Class 1-A Certificates relating to a subgroup immediately prior to such Distribution Date, by the aggregate scheduled principal balance of the Group 1 Mortgage Loans in that subgroup as of the beginning of the related Due Period.  The related “Subordinate Percentage” on any Distribution Date will be 100% minus the related Senior Percentage on that Distribution Date.

Allocation of Unscheduled
Principal:
The Class 1-A Certificates will be entitled to receive 100% of the principal prepayments received and certain other kinds of unscheduled principal collected on the related Group 1 Mortgage Loans through the Distribution Date in July 2014.  After such time the senior prepayment percentages for the Class 1-A Certificates will be the related Senior Percentage of such principal plus a declining portion of the related Subordinate Percentage of such principal. The subordinate prepayment percentages for the Class 1-B Certificates will be as follows:

August 2014 – July 2015	30% of their pro rata share
August 2015 – July 2016	40% of their pro rata share
August 2016 – July 2017	60% of their pro rata share
August 2017 – July 2018	80% of their pro rata share
August 2018 – and after	100% of their pro rata share

Provided that:

(i)	the aggregate principal balance of the Group 1 Mortgage Loans 60 days or more delinquent does not exceed 50% of the aggregate certificate principal balance of the Class 1-B Certificates as of that date; and
(ii)	the cumulative realized losses on the Group 1 Mortgage Loans do not exceed the then applicable Trigger Amount.

If any of the conditions described in (i) or (ii) above are not satisfied, the senior prepayment percentages with respect to the Class 1-A Certificates will not decrease as scheduled. Not withstanding the foregoing,

(i)      if on any Distribution Date before the Distribution Date in August 2010, the aggregate subordinate percentage is equal to or greater than twice the initial aggregate subordinate percentage as of the Cut-Off Date and condition (i) of the preceding paragraph has been met, and cumulative losses <= 20% of initial subordinate balance, then the Class 1-B Certificates will receive 50% of their pro rata share of unscheduled principal from the Group 1 Mortgage Loans; and

(ii)      if on any Distribution Date on or after the Distribution Date in August 2010, the subordinate percentage is equal to or greater than twice the initial subordinate percentage as of the Cut-Off Date and condition (i) of the preceding paragraph has been met, and cumulative losses <= 30% of initial subordinate balance, then the Class 1-B Certificates will receive 100% of their pro rata share of unscheduled principal from the Group 1 Mortgage Loans.

Notwithstanding any of the foregoing, if on any Distribution Date, the percentage, the numerator of which is the Certificate principal Balance of the Class 1-A Certificates, immediately preceding such Distribution Date, and the denominator of which is the aggregate Scheduled Principal Balance of the Group 1 Mortgage Loans as of the beginning of the related Due Period, exceeds such percentage as of the closing date, then the senior prepayment percentages for the Class 1-A Certificates for such Distribution Date will equal 100%.

Trigger Amount:

Distribution Date Occurring in the Period:	Realized Losses as a % of Initial Sum of the Certificate Principal Balances of the Subordinate Certificates
August 2014 – July 2015	30%
August 2015 – July 2016	35%
August 2016 – July 2017	40%
August 2017 – July 2018	45%
August 2018 and after	50%

Call Provision:
At its option, Citigroup Global Markets Realty Corp. (or if that entity fails to exercise such option, the Master Servicer) may purchase all of the Group 1 Mortgage Loans (and related properties acquired on behalf of the trust) when the Group 1 Mortgage Loans and such properties remaining in the trust have been reduced to less than 1% of the principal balance of the Group 1 Mortgage Loans as of the Cut-Off Date.

P&I Advances:
The Servicers will be required to advance delinquent payments of principal and interest on the mortgage loans to the extent such amounts are deemed recoverable. To the extent the Servicers fail to do so, the Master Servicer will be required to make such advances. The Servicers and Master Servicer, as applicable, will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Underwriting Standards:	The mortgage loans were underwritten to the guidelines of the Originators, as more fully described in the prospectus supplement.

Legal Structure:	Designated portions of the trust will be established as one or more REMICs for federal income tax purposes.

ERISA Considerations:
The Class 1-A Certificates are expected to be ERISA eligible as of the Closing Date. However, prospective investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of an ERISA Plan’s acquisition and ownership of the Offered Certificates.

SMMEA Considerations:	The Class 1-A Certificates are expected to constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (SMMEA).

Form of Registration:	The Class 1-A Certificates will be issued in book-entry form through DTC.

Minimum Denominations:	The Class 1-A Certificates will be issued with a minimum denomination of $100,000 with incremental denominations of $1.

Static Pool Information:
To retrieve Static Pool Information, please visit the CitiMortgage website at www.citimortgagembs.com where “Reg AB” should be chosen from the menu shown at the left. From the Reg AB screen, please select the shelf “CMLTI” from the dropdown menu and then select the deal name “2007-AR8” from the list provided.

Product Type	Group 1/Subgroup 1	Group 1/Subgroup 2	Group 1/Subgroup 3	Group 1 Aggregate
Aggregate Principal Balance	$302,082,238.03	$39,259,500.68	$52,555,567.68	$393,897,306.39
Average Loan Balance	$649,639.22	$665,415.27	$673,789.33	$654,314.46
Number of Loans	465	59	78	602
WA Months to Roll	57	57	83	60
WA Remaining Term to Maturity (Months)	357	357	360	357
Gross WAC (%)	5.941%	7.025%	6.258%	6.092%
WA Expense Fee (%)	0.182%	0.227%	0.186%	0.187%
Net WAC (%)	5.759%	6.798%	6.072%	5.904%
WA Initial Cap (%)	5.009%	5.000%	5.009%	5.008%
WA Periodic Cap (%)	1.932%	1.955%	1.850%	1.924%
WA Maximum Rate (%)	11.011%	12.070%	11.267%	11.151%
Minimum Coupon (%)	3.875%	6.875%	5.125%	3.875%
Maximum Coupon (%)	6.750%	8.250%	7.625%	8.250%
Maximum Max Rate (%)	12.750%	13.250%	12.625%	13.250%
WA Gross Margin (%)	2.286%	2.453%	2.325%	2.308%
WA Net Margin (%)	2.104%	2.226%	2.139%	2.121%
6-Month LIBOR Indexed (%)	7.64%	4.47%	15.85%	8.42%
12-Month LIBOR Indexed (%)	92.36%	63.35%	84.15%	88.37%
1-Year CMT Indexed (%)	0.00%	32.17%	0.00%	3.21%
Non- Zero WA FICO	744	726	755	744
Interest Only (%)	89.86%	92.66%	91.59%	90.37%
Cash Out Refinance (%)	22.92%	19.52%	25.97%	22.99%
California (%)	55.31%	56.61%	56.00%	55.53%
Primary Residence (%)	95.35%	88.22%	83.42%	93.05%
Single Family and PUD (%)	93.53%	92.57%	88.79%	92.80%
Largest Loan Balance	$2,437,500.00	$2,975,000.00	$2,500,000.00	$2,975,000.00
WA Original LTV (%)	73.69%	75.17%	72.67%	73.70%
WA Current LTV (%)	73.39%	74.86%	72.65%	73.44%
Top Originators (%)	Countrywide: 93.86%	Wells Fargo: 54.87%	Countrywide: 85.03%	Countrywide: 87.38%
	Greenpoint: 6.14%	Countrywide: 40.66%	Greenpoint: 14.97%	Greenpoint: 7.15%
		Greenpoint: 4.47%		Wells Fargo: 5.47%

Collateral Summary: Group 1/Subgroup 1
Collateral statistics for the Group 1/Subgroup 1 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	465
Aggregate Original Principal Balance:	$303,675,811.00	(+/-) 7%
Aggregate Current Principal Balance:	$302,082,238.03	(+/-) 7%
Average Original Loan Balance:	$653,066.26	Approx.
Average Current Loan Balance:	$649,639.22	Approx.
Percent of Interest Only Loans:	89.86%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	29.93%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.759%/5.941%	(+/-) 7 bps
GWAC Range:	3.875%-6.750%	Approx.
Index:
6-Month LIBOR	7.64%	Approx.
12-Month LIBOR	92.36%	Approx.
One-Year CMT	0.00%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.426%/2.678%	(+/-) 7 bps
12-Month LIBOR	2.077%/2.253%	(+/-) 7 bps
One-Year CMT	0.000%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	7.64%	Approx.
Annually	92.36%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	57	(+/-) 1 month
Wtd. Avg. Next Change Date:	3/20/2012	Approx.
Wtd. Avg. Initial Cap:	5.009%	Approx.
Wtd. Avg. Periodic Cap:	1.932%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.105%/2.287%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.829%/11.011%	(+/-) 7 bps
Wtd. Avg. Original LTV:	73.69%	Approx.
Wtd. Avg. Combined LTV:	78.17%	Approx.
Percent with Simultaneous Second Lien:	40.35%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	744	Approx.
Geographic Distribution: (>5%)
California	55.31%	Approx.
Originators: (>10%)
Countrywide	93.86%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
247,500.00 - 250,000.00	2	497,500.00	0.16	5.937	726	58.18
250,000.01 - 275,000.00	1	252,000.00	0.08	6.000	713	40.91
275,000.01 - 300,000.00	1	300,000.00	0.10	6.000	711	60.00
300,000.01 - 333,700.00	1	329,750.00	0.11	5.875	744	67.09
400,000.01 - 500,000.00	145	66,949,070.07	22.16	5.970	743	74.73
500,000.01 - 600,000.00	104	57,123,664.52	18.91	5.840	735	76.80
600,000.01 - 700,000.00	84	54,759,280.68	18.13	5.986	746	74.19
700,000.01 - 800,000.00	60	45,046,942.24	14.91	5.959	742	74.05
800,000.01 - 900,000.00	21	17,993,195.44	5.96	5.884	738	72.55
900,000.01 - 1,000,000.00	22	21,447,433.81	7.10	5.993	754	71.74
1,000,000.01 - 1,500,000.00	15	19,655,848.03	6.51	5.893	762	71.99
1,500,000.01 - 2,000,000.00	6	10,825,053.24	3.58	5.852	753	62.31
2,000,000.01 - 2,437,500.00	3	6,902,500.00	2.28	6.293	764	66.39
Total:	465	302,082,238.03	100.00	5.941	744	73.69
The average current balance, as of the cut-off date is approximately $649,639.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
247,500.00 - 250,000.00	2	497,500.00	0.16	5.937	726	58.18
250,000.01 - 275,000.00	1	252,000.00	0.08	6.000	713	40.91
275,000.01 - 300,000.00	1	300,000.00	0.10	6.000	711	60.00
400,000.01 - 500,000.00	141	65,043,674.26	21.53	5.969	742	74.80
500,000.01 - 600,000.00	108	58,895,012.04	19.50	5.847	736	76.58
600,000.01 - 700,000.00	84	54,759,280.68	18.13	5.986	746	74.19
700,000.01 - 800,000.00	59	43,910,741.53	14.54	5.958	742	74.27
800,000.01 - 900,000.00	22	18,793,194.44	6.22	5.883	739	72.43
900,000.01 - 1,000,000.00	23	22,247,433.81	7.36	5.989	752	71.68
1,000,000.01 - 1,500,000.00	14	18,197,532.50	6.02	5.885	762	71.35
1,500,000.01 - 2,000,000.00	7	12,283,368.77	4.07	5.870	755	64.41
2,000,000.01 - 2,437,500.00	3	6,902,500.00	2.28	6.293	764	66.39
Total:	465	302,082,238.03	100.00	5.941	744	73.69
The average balance at origination is approximately $653,066.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	438	283,525,483.82	93.86	5.918	744	73.88
Greenpoint	27	18,556,754.21	6.14	6.299	748	70.82
Total:	465	302,082,238.03	100.00	5.941	744	73.69

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	438	283,525,483.82	93.86	5.918	744	73.88
Greenpoint	27	18,556,754.21	6.14	6.299	748	70.82
Total:	465	302,082,238.03	100.00	5.941	744	73.69

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
3.875 - 3.999	2	953,039.38	0.32	3.875	797	80.00
4.500 - 4.999	14	9,738,991.53	3.22	4.727	729	79.98
5.000 - 5.499	32	19,907,390.85	6.59	5.230	743	76.22
5.500 - 5.999	185	119,462,008.29	39.55	5.764	747	71.98
6.000 - 6.499	173	114,300,923.35	37.84	6.152	749	74.00
6.500 - 6.750	59	37,719,884.63	12.49	6.605	725	75.05
Total:	465	302,082,238.03	100.00	5.941	744	73.69
The weighted average current rate, as of the cut-off date is approximately 5.941%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	463	301,098,408.94	99.67	5.941	744	73.67
361 - 480	2	983,829.09	0.33	6.083	695	79.93
Total:	465	302,082,238.03	100.00	5.941	744	73.69
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
352 - 360	463	301,098,408.94	99.67	5.941	744	73.67
361 - 479	2	983,829.09	0.33	6.083	695	79.93
Total:	465	302,082,238.03	100.00	5.941	744	73.69
The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	465	302,082,238.03	100.00	5.941	744	73.69
Total:	465	302,082,238.03	100.00	5.941	744	73.69
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	273	180,204,374.47	59.65	5.950	749	71.76
Has Simultaneous Seconds	192	121,877,863.56	40.35	5.928	737	76.55
Total:	465	302,082,238.03	100.00	5.941	744	73.69

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
23.94 - 25.00	1	522,000.00	0.17	5.875	823	23.94
25.01 - 30.00	1	900,000.00	0.30	5.875	726	27.69
30.01 - 35.00	2	1,145,575.00	0.38	5.579	786	31.67
35.01 - 40.00	4	2,348,738.95	0.78	5.765	760	36.85
40.01 - 45.00	5	3,435,975.44	1.14	5.957	759	43.93
45.01 - 50.00	5	4,286,224.00	1.42	5.786	763	47.41
50.01 - 55.00	12	9,508,959.56	3.15	6.220	757	53.23
55.01 - 60.00	14	10,615,386.80	3.51	6.089	756	58.58
60.01 - 65.00	22	17,988,898.49	5.95	5.829	764	62.78
65.01 - 70.00	38	25,821,465.33	8.55	5.972	746	67.79
70.01 - 75.00	62	40,584,277.12	13.43	6.086	747	73.59
75.01 - 80.00	292	181,079,748.50	59.94	5.897	739	79.58
80.01 - 85.00	2	1,108,160.16	0.37	5.714	745	84.34
85.01 - 90.00	4	1,938,828.68	0.64	6.148	705	88.57
90.01 - 95.00	1	798,000.00	0.26	6.625	737	95.00
Total:	465	302,082,238.03	100.00	5.941	744	73.69
The weighted average original loan-to-value ratio is approximately 73.69%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
23.94 - 30.00	2	1,422,000.00	0.47	5.875	762	26.31
30.01 - 40.00	5	3,061,606.63	1.01	5.697	773	34.53
40.01 - 50.00	9	6,152,906.76	2.04	5.916	758	45.59
50.01 - 60.00	22	15,147,995.59	5.01	6.073	763	54.37
60.01 - 70.00	62	46,655,519.47	15.44	5.950	752	64.64
70.01 - 75.00	52	35,249,590.70	11.67	6.025	750	72.75
75.01 - 80.00	135	87,864,164.29	29.09	5.939	744	79.10
80.01 - 85.00	19	11,001,641.02	3.64	5.902	724	78.58
85.01 - 90.00	101	64,016,098.00	21.19	5.932	742	79.51
90.01 - 95.00	27	14,858,699.78	4.92	5.941	722	80.57
95.01 - 100.00	31	16,652,015.79	5.51	5.753	728	79.98
Total:	465	302,082,238.03	100.00	5.941	744	73.69
The weighted average combined loan-to-value ratio is approximately 78.17%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
660 - 660	1	489,840.00	0.16	6.500	660	80.00
661 - 680	29	18,185,737.08	6.02	5.974	672	75.63
681 - 700	37	19,594,062.56	6.49	6.019	690	77.79
701 - 720	73	45,490,413.02	15.06	5.945	711	75.41
721 - 740	85	54,567,000.92	18.06	6.028	731	74.73
741 - 760	71	48,034,395.00	15.90	5.869	752	74.67
761 - 780	86	61,199,030.74	20.26	5.906	770	70.95
781 - 800	56	38,910,635.71	12.88	5.888	790	71.47
801 - 820	26	15,089,123.00	5.00	5.970	806	72.30
821 - 823	1	522,000.00	0.17	5.875	823	23.94
Total:	465	302,082,238.03	100.00	5.941	744	73.69
The non-zero weighted average FICO, as of the cut-off date is approximately 744.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	260	167,096,033.88	55.31	5.883	746	74.37
Arizona	25	14,367,051.02	4.76	6.033	739	74.31
Virginia	18	11,425,105.54	3.78	6.007	763	73.15
Colorado	13	11,254,130.79	3.73	6.100	764	72.46
New Jersey	16	10,303,274.90	3.41	5.976	729	75.08
Connecticut	8	9,584,423.05	3.17	6.051	739	70.56
Nevada	15	9,033,328.90	2.99	6.035	739	74.14
Washington	16	8,733,301.38	2.89	5.936	748	74.69
Florida	15	8,087,221.88	2.68	6.087	744	75.49
Maryland	10	6,536,240.31	2.16	5.970	719	77.48
New York	7	6,297,729.37	2.08	5.948	759	68.19
Massachusetts	9	5,153,856.36	1.71	5.970	726	73.45
Ohio	4	4,204,997.35	1.39	6.272	754	59.30
Illinois	6	3,367,096.47	1.11	6.316	732	77.93
Pennsylvania	5	3,175,020.42	1.05	5.805	756	68.76
Missouri	5	2,662,434.51	0.88	5.784	733	75.81
Georgia	4	2,649,658.54	0.88	5.705	725	76.58
Michigan	3	2,249,508.07	0.74	6.126	731	72.36
South Carolina	3	1,879,300.00	0.62	5.834	718	78.60
Alabama	3	1,779,714.39	0.59	5.657	742	80.00
North Carolina	3	1,753,415.44	0.58	6.210	743	69.71
Hawaii	2	1,643,242.18	0.54	5.337	764	55.97
Indiana	3	1,470,259.81	0.49	6.294	716	68.67
Utah	2	1,238,067.12	0.41	6.189	716	71.37
West Virginia	1	1,162,390.00	0.38	6.500	749	58.76
Oregon	2	1,020,000.00	0.34	6.025	736	80.00
Texas	2	842,548.00	0.28	5.686	750	56.93
Tennessee	1	699,890.85	0.23	6.125	671	80.00
District of Columbia	1	695,000.00	0.23	5.875	748	73.16
Kentucky	1	650,000.00	0.22	6.500	671	75.58
Idaho	1	612,000.00	0.20	5.875	729	72.00
Wisconsin	1	455,997.50	0.15	6.000	733	62.18
Total:	465	302,082,238.03	100.00	5.941	744	73.69

Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	432	279,008,900.34	92.36	5.916	744	73.89
6-Month LIBOR	33	23,073,337.69	7.64	6.242	750	71.27
Total:	465	302,082,238.03	100.00	5.941	744	73.69

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	33	23,073,337.69	7.64	6.242	750	71.27
Annually	432	279,008,900.34	92.36	5.916	744	73.89
Total:	465	302,082,238.03	100.00	5.941	744	73.69

Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	436	282,404,323.66	93.49	5.916	744	73.83
2.501 - 3.000	28	18,879,914.37	6.25	6.288	745	70.74
3.001 - 3.500	1	798,000.00	0.26	6.625	737	95.00
Total:	465	302,082,238.03	100.00	5.941	744	73.69
The weighted average gross margin, as of the cut-off date is approximately 2.286%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	461	299,401,654.54	99.11	5.942	744	73.73
6.000	4	2,680,583.49	0.89	5.845	743	68.83
Total:	465	302,082,238.03	100.00	5.941	744	73.69
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.009%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	29	20,392,754.20	6.75	6.294	751	71.59
2.000	436	281,689,483.83	93.25	5.916	744	73.84
Total:	465	302,082,238.03	100.00	5.941	744	73.69
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.932%

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
8.875 - 8.999	2	953,039.38	0.32	3.875	797	80.00
9.500 - 9.999	14	9,738,991.53	3.22	4.727	729	79.98
10.000 - 10.499	32	19,907,390.85	6.59	5.230	743	76.22
10.500 - 10.999	180	116,205,495.22	38.47	5.764	747	71.93
11.000 - 11.499	156	102,484,512.58	33.93	6.148	748	74.52
11.500 - 11.999	55	34,811,983.84	11.52	6.525	724	75.66
12.000 - 12.499	17	11,816,410.77	3.91	6.189	751	69.49
12.500 - 12.750	9	6,164,413.86	2.04	6.604	743	70.92
Total:	465	302,082,238.03	100.00	5.941	744	73.69
The weighted average maximum gross rate, as of the cut-off date is approximately 11.011%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	435	281,774,323.66	93.28	5.916	744	73.83
2.501 - 3.000	29	19,509,914.37	6.46	6.279	743	70.86
3.001 - 3.500	1	798,000.00	0.26	6.625	737	95.00
Total:	465	302,082,238.03	100.00	5.941	744	73.69
The weighted average minimum gross rate, as of the cut-off date is approximately 2.287%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2011-11	1	471,600.00	0.16	6.625	755	79.93
2011-12	1	792,000.00	0.26	6.500	671	80.00
2012-01	8	6,076,774.89	2.01	5.937	744	76.67
2012-02	98	68,022,411.71	22.52	5.882	746	71.43
2012-03	194	120,092,151.72	39.75	5.979	741	74.37
2012-04	28	16,785,466.96	5.56	5.840	748	75.17
2012-05	38	24,669,809.47	8.17	5.979	752	72.48
2012-06	92	61,253,788.28	20.28	5.921	745	74.38
2012-07	5	3,918,235.00	1.30	6.133	737	76.04
Total:	465	302,082,238.03	100.00	5.941	744	73.69

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	371	242,385,978.98	80.24	5.957	743	73.58
PUD	61	40,144,713.48	13.29	5.854	751	74.38
Condominium	29	16,971,222.22	5.62	5.855	749	74.98
Two-Four Family	3	2,142,000.00	0.71	6.424	752	61.71
CO-OP	1	438,323.35	0.15	6.000	738	80.00
Total:	465	302,082,238.03	100.00	5.941	744	73.69

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	443	288,030,417.10	95.35	5.935	744	73.92
Second Home	22	14,051,820.93	4.65	6.057	747	69.05
Total:	465	302,082,238.03	100.00	5.941	744	73.69

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	196	129,404,107.80	42.84	5.819	751	77.06
Cash-Out Refinance	113	69,251,393.22	22.92	6.040	730	71.20
Rate/Term Refinance	156	103,426,737.01	34.24	6.028	745	71.14
Total:	465	302,082,238.03	100.00	5.941	744	73.69

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Income - No Assets	7	4,369,358.95	1.45	5.921	741	70.19
Stated Income - Stated Assets	252	156,203,212.98	51.71	5.936	751	73.94
Stated Income - Verified Assets	23	14,322,930.89	4.74	6.310	750	68.16
Verified Income - Verified Assets	183	127,186,735.21	42.10	5.907	735	74.12
Total:	465	302,082,238.03	100.00	5.941	744	73.69

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	46	30,616,756.35	10.14	5.946	758	69.98
60	40	24,535,517.72	8.12	5.900	749	73.29
120	379	246,929,963.96	81.74	5.945	742	74.19
Total:	465	302,082,238.03	100.00	5.941	744	73.69

Collateral Summary: Group 1/Subgroup 2
Collateral statistics for the Group 1/Subgroup 2 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	59
Aggregate Original Principal Balance:	$39,463,688.00	(+/-) 7%
Aggregate Current Principal Balance:	$39,259,500.68	(+/-) 7%
Average Original Loan Balance:	$668,876.07	Approx.
Average Current Loan Balance:	$665,415.27	Approx.
Percent of Interest Only Loans:	92.66%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	16.07%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.798%/7.025%	(+/-) 7 bps
GWAC Range:	6.875%/ 8.250%	Approx.
Index:
6-Month LIBOR	4.47%	Approx.
12-Month LIBOR	63.35%	Approx.
One-Year CMT	32.17%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.500%/2.750%	(+/-) 7 bps
12-Month LIBOR	2.068%/2.282%	(+/-) 7 bps
One-Year CMT	2.500%/2.750%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	4.47%	Approx.
Annually	95.53%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	57	(+/-) 1 month
Wtd. Avg. Next Change Date:	4/16/2012	Approx.
Wtd. Avg. Initial Cap:	5.000%	Approx.
Wtd. Avg. Periodic Cap:	1.955%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.226%/2.453%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.842%/12.070%	(+/-) 7 bps
Wtd. Avg. Original LTV:	75.17%	Approx.
Wtd. Avg. Combined LTV:	83.45%	Approx.
Percent with Simultaneous Second Lien:	59.26%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	726	Approx.
Geographic Distribution: (>5%)
California	56.61%	Approx.
Nevada	6.93%	Approx.
Maryland	5.97%	Approx.
Originators: (>10%)
Wells Fargo	54.87%	Approx.
Countrywide	40.66%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
123,500.00 - 125,000.00	1	123,500.00	0.31	6.875	755	95.00
175,000.01 - 200,000.00	1	191,330.00	0.49	6.875	690	95.00
200,000.01 - 225,000.00	1	209,598.47	0.53	6.875	787	80.00
225,000.01 - 250,000.00	1	247,000.00	0.63	7.000	689	95.00
350,000.01 - 400,000.00	1	359,920.00	0.92	7.000	713	80.00
400,000.01 - 500,000.00	17	7,947,585.00	20.24	6.972	723	79.87
500,000.01 - 600,000.00	13	7,096,050.00	18.07	7.016	729	80.97
600,000.01 - 700,000.00	8	5,035,589.38	12.83	7.092	734	76.00
700,000.01 - 800,000.00	5	3,699,000.00	9.42	6.875	711	75.27
900,000.01 - 1,000,000.00	6	5,718,501.03	14.57	7.392	726	68.78
1,000,000.01 - 1,500,000.00	3	3,899,926.80	9.93	6.875	733	69.76
1,500,000.01 - 2,000,000.00	1	1,756,500.00	4.47	6.875	753	71.69
2,500,000.01 - 2,975,000.00	1	2,975,000.00	7.58	6.875	710	63.98
Total	59	39,259,500.68	100.00	7.025	726	75.17
The average current balance, as of the cut-off date is approximately $ 665,415.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
123,500.00 - 125,000.00	1	123,500.00	0.31	6.875	755	95.00
175,000.01 - 200,000.00	1	191,330.00	0.49	6.875	690	95.00
200,000.01 - 225,000.00	1	209,598.47	0.53	6.875	787	80.00
225,000.01 - 250,000.00	1	247,000.00	0.63	7.000	689	95.00
350,000.01 - 400,000.00	1	359,920.00	0.92	7.000	713	80.00
400,000.01 - 500,000.00	17	7,947,585.00	20.24	6.972	723	79.87
500,000.01 - 600,000.00	13	7,096,050.00	18.07	7.016	729	80.97
600,000.01 - 700,000.00	8	5,035,589.38	12.83	7.092	734	76.00
700,000.01 - 800,000.00	5	3,699,000.00	9.42	6.875	711	75.27
900,000.01 - 1,000,000.00	6	5,718,501.03	14.57	7.392	726	68.78
1,000,000.01 - 1,500,000.00	3	3,899,926.80	9.93	6.875	733	69.76
1,500,000.01 - 2,000,000.00	1	1,756,500.00	4.47	6.875	753	71.69
2,500,000.01 - 2,975,000.00	1	2,975,000.00	7.58	6.875	710	63.98
Total	59	39,259,500.68	100.00	7.025	726	75.17
The average balance at origination is approximately $668,876.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Wells Fargo	38	21,540,543.97	54.87	6.970	730	75.04
Countrywide	20	15,962,456.71	40.66	7.117	718	75.73
Greenpoint	1	1,756,500.00	4.47	6.875	753	71.69
Total	59	39,259,500.68	100.00	7.025	726	75.17

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Wells Fargo	38	21,540,543.97	54.87	6.970	730	75.04
Countrywide	20	15,962,456.71	40.66	7.117	718	75.73
Greenpoint	1	1,756,500.00	4.47	6.875	753	71.69
Total	59	39,259,500.68	100.00	7.025	726	75.17

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
6.875 - 6.999	36	24,919,177.88	63.47	6.875	728	75.34
7.000 - 7.499	19	11,334,042.69	28.87	7.157	716	72.79
7.500 - 7.999	2	1,855,200.00	4.73	7.561	747	80.00
8.000 - 8.250	2	1,151,080.11	2.93	8.117	745	86.99
Total	59	39,259,500.68	100.00	7.025	726	75.17
The weighted average current rate, as of the cut-off date is approximately 7.025%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	59	39,259,500.68	100.00	7.025	726	75.17
Total	59	39,259,500.68	100.00	7.025	726	75.17
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
349 - 360	59	39,259,500.68	100.00	7.025	726	75.17
Total	59	39,259,500.68	100.00	7.025	726	75.17
The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	59	39,259,500.68	100.00	7.025	726	75.17
Total	59	39,259,500.68	100.00	7.025	726	75.17
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	25	15,993,874.61	40.74	7.065	723	73.04
Has Simultaneous Seconds	34	23,265,626.07	59.26	6.998	728	76.63
Total	59	39,259,500.68	100.00	7.025	726	75.17

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
50.72 - 55.00	1	998,301.03	2.54	7.125	661	50.72
55.01 - 60.00	2	1,741,000.00	4.43	7.149	732	57.20
60.01 - 65.00	3	4,724,999.99	12.04	6.892	727	63.45
65.01 - 70.00	3	2,859,903.41	7.28	7.063	700	69.32
70.01 - 75.00	5	3,830,625.00	9.76	6.980	745	72.66
75.01 - 80.00	39	23,076,351.25	58.78	7.019	730	79.59
80.01 - 85.00	1	487,990.00	1.24	6.875	788	84.87
90.01 - 95.00	5	1,540,330.00	3.92	7.410	682	95.00
Total	59	39,259,500.68	100.00	7.025	726	75.17
The weighted average original loan-to-value ratio is approximately 75.17%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
50.72 - 60.00	3	2,739,301.03	6.98	7.140	706	54.84
60.01 - 70.00	3	4,984,999.99	12.70	6.966	719	64.45
70.01 - 75.00	3	1,574,125.00	4.01	7.051	749	74.01
75.01 - 80.00	13	6,917,128.58	17.62	7.013	738	77.76
80.01 - 85.00	2	2,244,490.00	5.72	6.875	761	74.56
85.01 - 90.00	15	10,325,721.87	26.30	7.083	737	78.29
90.01 - 95.00	12	6,214,321.21	15.83	7.021	705	81.86
95.01 - 100.00	8	4,259,413.00	10.85	6.976	706	80.00
Total	59	39,259,500.68	100.00	7.025	726	75.17
The weighted average combined loan-to-value ratio is approximately 83.45%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
650 - 660	2	1,191,644.61	3.04	7.494	655	86.76
661 - 680	7	4,254,277.63	10.84	7.041	667	71.50
681 - 700	8	4,054,080.00	10.33	7.038	686	81.01
701 - 720	11	9,225,620.00	23.50	6.906	706	71.66
721 - 740	7	5,007,651.81	12.76	7.046	725	74.58
741 - 760	9	6,633,200.00	16.90	7.022	755	74.01
761 - 780	6	4,434,988.05	11.30	7.046	770	75.31
781 - 800	7	3,421,788.47	8.72	6.940	787	79.67
801 - 820	2	1,036,250.11	2.64	7.542	813	80.00
Total	59	39,259,500.68	100.00	7.025	726	75.17
The non-zero weighted average FICO, as of the cut-off date is approximately 726.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	31	22,224,236.08	56.61	6.955	724	72.76
Nevada	5	2,721,369.68	6.93	6.905	693	77.26
Maryland	4	2,342,920.00	5.97	7.115	728	76.10
Illinois	3	1,642,200.00	4.18	7.308	763	82.26
Colorado	3	1,598,213.00	4.07	6.875	772	80.00
Connecticut	1	1,500,000.00	3.82	6.875	705	76.92
Utah	2	1,448,000.00	3.69	7.371	717	77.18
South Carolina	1	1,299,926.81	3.31	6.875	730	68.81
Florida	3	1,281,660.11	3.26	7.414	778	82.24
Idaho	1	1,000,000.00	2.55	7.375	760	76.92
New York	2	729,100.00	1.86	6.875	710	82.54
Massachusetts	1	536,750.00	1.37	8.250	660	95.00
Rhode Island	1	472,000.00	1.20	7.125	696	80.00
New Jersey	1	463,125.00	1.18	6.875	724	75.00
Total	59	39,259,500.68	100.00	7.025	726	75.17

Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	34	24,871,304.16	63.35	7.072	713	74.51
12-Month Treasury	24	12,631,696.52	32.17	6.954	748	76.95
6-Month LIBOR	1	1,756,500.00	4.47	6.875	753	71.69
Total	59	39,259,500.68	100.00	7.025	726	75.17

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	1	1,756,500.00	4.47	6.875	753	71.69
Annually	58	37,503,000.68	95.53	7.032	725	75.33
Total	59	39,259,500.68	100.00	7.025	726	75.17

Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	33	24,334,554.16	61.98	7.046	714	74.05
2.501 - 3.000	25	14,388,196.52	36.65	6.944	748	76.31
3.001 - 3.125	1	536,750.00	1.37	8.250	660	95.00
Total	59	39,259,500.68	100.00	7.025	726	75.17
The weighted average gross margin, as of the cut-off date is approximately 2.453%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	59	39,259,500.68	100.00	7.025	726	75.17
Total	59	39,259,500.68	100.00	7.025	726	75.17
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.000%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	1	1,756,500.00	4.47	6.875	753	71.69
2.000	58	37,503,000.68	95.53	7.032	725	75.33
Total	59	39,259,500.68	100.00	7.025	726	75.17
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.955%

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
11.875 - 11.999	35	23,162,677.88	59.00	6.875	726	75.62
12.000 - 12.499	19	11,334,042.69	28.87	7.157	716	72.79
12.500 - 12.999	3	3,611,700.00	9.20	7.227	750	75.96
13.000 - 13.250	2	1,151,080.11	2.93	8.117	745	86.99
Total	59	39,259,500.68	100.00	7.025	726	75.17
The weighted average maximum gross rate, as of the cut-off date is approximately 12.070%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	33	24,334,554.16	61.98	7.046	714	74.05
2.501 - 3.000	25	14,388,196.52	36.65	6.944	748	76.31
3.001 - 3.125	1	536,750.00	1.37	8.250	660	95.00
Total	59	39,259,500.68	100.00	7.025	726	75.17
The weighted average minimum gross rate, as of the cut-off date is approximately 2.453%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2011-08	1	359,920.00	0.92	7.000	713	80.00
2011-09	1	209,598.47	0.53	6.875	787	80.00
2011-11	1	123,500.00	0.31	6.875	755	95.00
2011-12	1	191,330.00	0.49	6.875	690	95.00
2012-01	1	536,750.00	1.37	8.250	660	95.00
2012-02	3	4,979,000.00	12.68	6.875	714	69.50
2012-03	5	3,246,256.92	8.27	7.097	745	76.65
2012-04	4	3,121,000.00	7.95	7.212	708	69.80
2012-05	22	13,739,297.60	35.00	6.904	738	77.26
2012-06	19	11,845,647.69	30.17	7.065	716	74.10
2012-07	1	907,200.00	2.31	7.625	771	80.00
Total	59	39,259,500.68	100.00	7.025	726	75.17

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	47	31,321,597.27	79.78	7.016	728	74.44
PUD	7	5,018,976.60	12.78	7.161	714	77.90
Condominium	5	2,918,926.81	7.43	6.894	725	78.27
Total	59	39,259,500.68	100.00	7.025	726	75.17

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	51	34,636,165.40	88.22	7.039	724	75.16
Second Home	6	3,575,335.28	9.11	6.898	745	73.87
Investor	2	1,048,000.00	2.67	6.988	729	80.00
Total	59	39,259,500.68	100.00	7.025	726	75.17

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	28	17,250,764.98	43.94	7.049	734	79.02
Cash-Out Refinance	15	7,665,323.47	19.52	6.958	722	76.02
Rate/Term Refinance	16	14,343,412.23	36.53	7.033	718	70.08
Total	59	39,259,500.68	100.00	7.025	726	75.17

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Stated Income - Stated Assets	13	7,782,470.11	19.82	7.223	762	78.74
Stated Income - Verified Assets	23	15,809,709.36	40.27	6.979	730	72.09
Verified Income - Verified Assets	23	15,667,321.21	39.91	6.974	704	76.50
Total	59	39,259,500.68	100.00	7.025	726	75.17
IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	4	2,883,020.81	7.34	7.228	714	69.86
60	22	12,596,218.00	32.08	7.068	728	77.49
120	33	23,780,261.87	60.57	6.978	726	74.58
Total	59	39,259,500.68	100.00	7.025	726	75.17

Collateral Summary: Group 1/Subgroup 3
Collateral statistics for the Group 1/Subgroup 3 Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	78
Aggregate Original Principal Balance:	$52,572,707.00	(+/-) 7%
Aggregate Current Principal Balance:	$52,555,567.68	(+/-) 7%
Average Original Loan Balance:	$674,009.06	Approx.
Average Current Loan Balance:	$673,789.33	Approx.
Percent of Interest Only Loans:	91.59%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	33.32%	Approx.
Wtd. Avg. Net/Gross Coupon:	6.072%/6.258%	(+/-) 7 bps
GWAC Range:	5.125%/7.625%	Approx.
Index:
6-Month LIBOR	15.85%	Approx.
12-Month LIBOR	84.15%	Approx.
One-Year CMT	0.00%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.477%/2.722%	(+/-) 7 bps
12-Month LIBOR	2.075%/2.250%	(+/-) 7 bps
One-Year CMT	0.000%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	15.85%	Approx.
Annually	84.15%	Approx.
Wtd. Avg. Original Term (months):	361	Approx.
Wtd. Avg. Remaining Term (months):	360	(+/-) 1 month
Wtd. Avg. Months to Roll:	83	(+/-) 1 month
Wtd. Avg. Next Change Date:	5/31/2014	Approx.
Wtd. Avg. Initial Cap:	5.009%	Approx.
Wtd. Avg. Periodic Cap:	1.850%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.139%/2.325%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	11.081%/11.267%	(+/-) 7 bps
Wtd. Avg. Original LTV:	72.67%	Approx.
Wtd. Avg. Combined LTV:	77.36%	Approx.
Percent with Simultaneous Second Lien:	38.43%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	755	Approx.
Geographic Distribution: (>5%)
California	56.00%	Approx.
Washington	6.46%	Approx.
New York	5.74%	Approx.
Connecticut	5.34%	Approx.
Originators: (>10%)
Countrywide	85.03%	Approx.
Greenpoint	14.97%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
102,020.85 - 125,000.00	1	102,020.85	0.19	5.875	770	13.38
200,000.01 - 225,000.00	1	200,500.00	0.38	6.625	710	74.81
400,000.01 - 500,000.00	22	9,944,015.85	18.92	6.096	735	75.33
500,000.01 - 600,000.00	20	10,866,177.68	20.68	6.221	772	72.23
600,000.01 - 700,000.00	16	10,206,356.10	19.42	6.242	750	74.91
700,000.01 - 800,000.00	7	5,302,250.00	10.09	6.266	770	78.44
800,000.01 - 900,000.00	2	1,688,500.00	3.21	6.188	761	68.29
900,000.01 - 1,000,000.00	2	1,999,950.00	3.81	6.000	728	56.28
1,000,000.01 - 1,500,000.00	2	2,494,000.00	4.75	6.874	766	79.98
1,500,000.01 - 2,000,000.00	4	7,251,797.20	13.80	6.430	757	70.13
2,000,000.01 - 2,500,000.00	1	2,500,000.00	4.76	6.250	743	60.98
Total	78	52,555,567.68	100.00	6.258	755	72.67
The average current balance, as of the cut-off date is approximately $673,789.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
105,000.00 - 125,000.00	1	102,020.85	0.19	5.875	770	13.38
200,000.01 - 225,000.00	1	200,500.00	0.38	6.625	710	74.81
400,000.01 - 500,000.00	21	9,449,368.25	17.98	6.075	736	75.34
500,000.01 - 600,000.00	21	11,360,825.28	21.62	6.233	770	72.35
600,000.01 - 700,000.00	16	10,206,356.10	19.42	6.242	750	74.91
700,000.01 - 800,000.00	7	5,302,250.00	10.09	6.266	770	78.44
800,000.01 - 900,000.00	2	1,688,500.00	3.21	6.188	761	68.29
900,000.01 - 1,000,000.00	2	1,999,950.00	3.81	6.000	728	56.28
1,000,000.01 - 1,500,000.00	2	2,494,000.00	4.75	6.874	766	79.98
1,500,000.01 - 2,000,000.00	4	7,251,797.20	13.80	6.430	757	70.13
2,000,000.01 - 2,500,000.00	1	2,500,000.00	4.76	6.250	743	60.98
Total	78	52,555,567.68	100.00	6.258	755	72.67
The average balance at origination is approximately $674,009.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	70	44,685,999.63	85.03	6.180	753	72.44
Greenpoint	8	7,869,568.05	14.97	6.706	762	73.96
Total	78	52,555,567.68	100.00	6.258	755	72.67

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	70	44,685,999.63	85.03	6.180	753	72.44
Greenpoint	8	7,869,568.05	14.97	6.706	762	73.96
Total	78	52,555,567.68	100.00	6.258	755	72.67

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.125 - 5.499	5	2,656,220.00	5.05	5.305	734	76.31
5.500 - 5.999	11	5,143,361.44	9.79	5.795	758	73.41
6.000 - 6.499	47	32,657,228.19	62.14	6.203	752	70.66
6.500 - 6.999	9	6,720,398.05	12.79	6.574	762	79.48
7.000 - 7.499	5	4,868,360.00	9.26	7.063	765	73.99
7.500 - 7.625	1	510,000.00	0.97	7.625	778	72.58
Total	78	52,555,567.68	100.00	6.258	755	72.67
The weighted average current rate, as of the cut-off date is approximately 6.258%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	77	52,117,567.68	99.17	6.264	755	72.71
361 - 480	1	438,000.00	0.83	5.625	716	67.38
Total	78	52,555,567.68	100.00	6.258	755	72.67
The weighted average original term is approximately 361 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
356 - 360	77	52,117,567.68	99.17	6.264	755	72.71
361 - 480	1	438,000.00	0.83	5.625	716	67.38
Total	78	52,555,567.68	100.00	6.258	755	72.67
The weighted average remaining term, as of the cut-off date is approximately 360 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	78	52,555,567.68	100.00	6.258	755	72.67
Total	78	52,555,567.68	100.00	6.258	755	72.67
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	49	32,356,630.72	61.57	6.179	758	70.51
Has Simultaneous Seconds	29	20,198,936.96	38.43	6.386	749	76.12
Total	78	52,555,567.68	100.00	6.258	755	72.67

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
13.38 - 15.00	1	102,020.85	0.19	5.875	770	13.38
15.01 - 20.00	1	599,444.28	1.14	6.375	777	18.46
45.01 - 50.00	3	2,199,000.00	4.18	6.136	762	46.73
55.01 - 60.00	2	2,433,000.00	4.63	6.043	786	58.64
60.01 - 65.00	5	6,007,383.26	11.43	6.371	759	62.67
65.01 - 70.00	9	5,139,067.19	9.78	6.064	740	68.20
70.01 - 75.00	9	6,251,602.92	11.90	6.333	742	73.72
75.01 - 80.00	48	29,824,049.18	56.75	6.279	755	79.58
Total	78	52,555,567.68	100.00	6.258	755	72.67
The weighted average original loan-to-value ratio is approximately 72.67%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
13.38 - 20.00	2	701,465.13	1.33	6.302	776	17.72
40.01 - 50.00	2	1,199,000.00	2.28	6.250	770	47.80
50.01 - 60.00	2	2,433,000.00	4.63	6.043	786	58.64
60.01 - 70.00	14	11,146,450.45	21.21	6.229	751	65.22
70.01 - 75.00	9	6,251,602.92	11.90	6.333	742	73.72
75.01 - 80.00	22	13,224,495.48	25.16	6.199	769	79.33
80.01 - 85.00	2	1,477,000.00	2.81	6.121	754	55.62
85.01 - 90.00	15	10,975,034.20	20.88	6.359	757	79.88
90.01 - 95.00	5	2,741,500.00	5.22	6.276	744	79.64
95.01 - 100.00	5	2,406,019.50	4.58	6.339	682	80.00
Total	78	52,555,567.68	100.00	6.258	755	72.67
The weighted average combined loan-to-value ratio is approximately 77.36%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
660 - 660	1	431,200.00	0.82	6.125	660	80.00
661 - 680	3	1,515,620.00	2.88	6.320	673	80.00
681 - 700	1	1,830,000.00	3.48	6.125	695	75.00
701 - 720	11	6,392,899.50	12.16	6.054	709	76.05
721 - 740	10	6,012,437.60	11.44	6.298	731	72.32
741 - 760	16	13,021,614.94	24.78	6.259	750	71.34
761 - 780	15	7,727,525.13	14.70	6.243	773	68.94
781 - 800	15	12,062,070.51	22.95	6.377	790	73.49
801 - 820	5	3,054,200.00	5.81	6.290	807	70.81
821 - 822	1	508,000.00	0.97	6.000	822	80.00
Total	78	52,555,567.68	100.00	6.258	755	72.67
The non-zero weighted average FICO, as of the cut-off date is approximately 755.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	40	29,428,787.38	56.00	6.306	752	72.58
Washington	6	3,397,504.56	6.46	6.408	772	78.90
New York	3	3,015,828.06	5.74	6.446	753	75.63
Connecticut	4	2,809,000.00	5.34	6.179	759	69.53
Virginia	5	2,591,433.40	4.93	5.539	758	77.33
Florida	4	2,282,000.00	4.34	6.310	742	70.39
Nevada	2	1,290,220.00	2.45	5.859	741	65.44
New Jersey	2	1,161,000.00	2.21	6.140	783	78.73
Georgia	1	999,950.00	1.90	6.000	703	67.11
Oregon	2	830,100.00	1.58	6.435	771	78.75
Michigan	1	600,000.00	1.14	7.375	721	80.00
Colorado	1	599,444.28	1.14	6.375	777	18.46
Massachusetts	1	583,200.00	1.11	6.500	808	80.00
District of Columbia	1	570,000.00	1.08	5.875	807	68.67
Illinois	1	539,100.00	1.03	6.375	780	79.28
Montana	1	510,000.00	0.97	6.250	774	70.34
Wyoming	1	468,000.00	0.89	5.875	747	80.00
Maryland	1	460,000.00	0.88	5.750	764	60.53
South Carolina	1	420,000.00	0.80	6.125	675	80.00
Total	78	52,555,567.68	100.00	6.258	755	72.67

Index (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	69	44,225,999.63	84.15	6.184	753	72.56
6-Month LIBOR	9	8,329,568.05	15.85	6.654	762	73.22
Total	78	52,555,567.68	100.00	6.258	755	72.67

Rate Adjustment Frequency (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	9	8,329,568.05	15.85	6.654	762	73.22
Annually	69	44,225,999.63	84.15	6.184	753	72.56
Total	78	52,555,567.68	100.00	6.258	755	72.67

Gross Margin (%) (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	70	44,685,999.63	85.03	6.180	753	72.44
2.501 - 2.750	8	7,869,568.05	14.97	6.706	762	73.96
Total	78	52,555,567.68	100.00	6.258	755	72.67
The weighted average gross margin, as of the cut-off date is approximately 2.325%.

Initial Rate Cap (%) (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	77	52,095,567.68	99.12	6.263	755	72.77
6.000	1	460,000.00	0.88	5.750	764	60.53
Total	78	52,555,567.68	100.00	6.258	755	72.67
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.009%.

Periodic Rate Cap (%) (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	8	7,869,568.05	14.97	6.706	762	73.96
2.000	70	44,685,999.63	85.03	6.180	753	72.44
Total	78	52,555,567.68	100.00	6.258	755	72.67
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.850%

Maximum Gross Rate (%) (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
10.125 - 10.499	5	2,656,220.00	5.05	5.305	734	76.31
10.500 - 10.999	10	4,683,361.44	8.91	5.799	757	74.68
11.000 - 11.499	47	32,657,228.19	62.14	6.203	752	70.66
11.500 - 11.999	10	7,180,398.05	13.66	6.521	762	78.27
12.000 - 12.499	5	4,868,360.00	9.26	7.063	765	73.99
12.500 - 12.625	1	510,000.00	0.97	7.625	778	72.58
Total	78	52,555,567.68	100.00	6.258	755	72.67
The weighted average maximum gross rate, as of the cut-off date is approximately 11.267%.

Minimum Gross Rate (%) (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	70	44,685,999.63	85.03	6.180	753	72.44
2.501 - 2.750	8	7,869,568.05	14.97	6.706	762	73.96
Total	78	52,555,567.68	100.00	6.258	755	72.67
The weighted average minimum gross rate, as of the cut-off date is approximately 2.325%.

Next Rate Change Date (ARMs Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2014-03	2	1,200,450.00	2.28	6.104	704	68.40
2014-05	9	8,053,068.05	15.32	6.551	754	73.12
2014-06	53	32,681,289.63	62.18	6.202	758	73.93
2014-07	14	10,620,760.00	20.21	6.228	749	68.92
Total	78	52,555,567.68	100.00	6.258	755	72.67

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	45	28,343,789.73	53.93	6.295	763	70.83
PUD	24	18,321,606.15	34.86	6.203	741	73.58
Condominium	9	5,890,171.80	11.21	6.257	758	78.65
Total	78	52,555,567.68	100.00	6.258	755	72.67

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	69	43,839,227.68	83.42	6.261	758	73.27
Second Home	8	6,886,340.00	13.10	6.276	747	68.22
Investor	1	1,830,000.00	3.48	6.125	695	75.00
Total	78	52,555,567.68	100.00	6.258	755	72.67

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	40	27,898,857.02	53.08	6.235	761	76.65
Cash-Out Refinance	18	13,648,268.50	25.97	6.243	755	63.89
Rate/Term Refinance	20	11,008,442.16	20.95	6.337	740	73.46
Total	78	52,555,567.68	100.00	6.258	755	72.67

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Stated Income - Stated Assets	43	25,964,858.43	49.40	6.188	763	73.17
Verified Income - Verified Assets	27	19,737,438.40	37.56	6.195	742	71.92
Stated Income - Verified Assets	7	5,997,770.85	11.41	6.771	763	72.08
No Income - No Assets	1	855,500.00	1.63	6.250	746	78.85
Total	78	52,555,567.68	100.00	6.258	755	72.67

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	8	4,420,528.86	8.41	6.088	766	65.32
84	13	7,376,316.17	14.04	6.191	761	77.19
120	57	40,758,722.65	77.55	6.289	752	72.65
Total	78	52,555,567.68	100.00	6.258	755	72.67

Collateral Summary: Group 1 Aggregate
Collateral statistics for the Group 1 Aggregate Mortgage Loans listed below are as of the Cutoff Date.

	Summary Statistics	Tolerances

Number of Mortgage Loans:	602
Aggregate Original Principal Balance:	$395,712,206.00	(+/-) 7%
Aggregate Current Principal Balance:	$393,897,306.39	(+/-) 7%
Average Original Loan Balance:	$657,329.25	Approx.
Average Current Loan Balance:	$654,314.46	Approx.
Percent of Interest Only Loans:	90.37%	Approx.
Percent of 1st Lien:	100.00%	Approx.
Percent with Prepayment Penalty:	29.00%	Approx.
Wtd. Avg. Net/Gross Coupon:	5.904%/6.092%	(+/-) 7 bps
GWAC Range:	3.875%/ 8.250%	Approx.
Index:
6-Month LIBOR	8.42%	Approx.
12-Month LIBOR	88.37%	Approx.
One-Year CMT	3.21%	Approx.
Wtd. Avg. Net/Gross Margin by Index:
6-Month LIBOR	2.443%/2.693%	(+/-) 7 bps
12-Month LIBOR	2.076%/2.255%	(+/-) 7 bps
One-Year CMT	2.500%/2.750%	(+/-) 7 bps
Reset Frequency:
Semi-Annually	8.42%	Approx.
Annually	91.58%	Approx.
Wtd. Avg. Original Term (months):	360	Approx.
Wtd. Avg. Remaining Term (months):	357	(+/-) 1 month
Wtd. Avg. Months to Roll:	60	(+/-) 1 month
Wtd. Avg. Next Change Date:	7/8/2012	Approx.
Wtd. Avg. Initial Cap:	5.008%	Approx.
Wtd. Avg. Periodic Cap:	1.924%	Approx.
Wtd. Avg. Minimum Mortgage Net/Gross Rate:	2.121%/2.308%	(+/-) 7 bps
Wtd. Avg. Maximum Mortgage Net/Gross Rate:	10.964%/11.151%	(+/-) 7 bps
Wtd. Avg. Original LTV:	73.70%	Approx.
Wtd. Avg. Combined LTV:	78.59%	Approx.
Percent with Simultaneous Second Lien:	41.98%	Approx
Percent Relocation Loans:	0.00%	Approx.
Wtd. Avg. Borrower FICO: (FICO>0)	744	Approx.
Geographic Distribution: (>5%)
California	55.53%	Approx.
Originators: (>10%)
Countrywide	87.38%	Approx.

Current Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
102,020.85 - 125,000.00	2	225,520.85	0.06	6.423	762	58.08
175,000.01 - 200,000.00	1	191,330.00	0.05	6.875	690	95.00
200,000.01 - 225,000.00	2	410,098.47	0.10	6.753	749	77.46
225,000.01 - 250,000.00	3	744,500.00	0.19	6.290	714	70.40
250,000.01 - 275,000.00	1	252,000.00	0.06	6.000	713	40.91
275,000.01 - 300,000.00	1	300,000.00	0.08	6.000	711	60.00
300,000.01 - 333,700.00	1	329,750.00	0.08	5.875	744	67.09
350,000.01 - 400,000.00	1	359,920.00	0.09	7.000	713	80.00
400,000.01 - 500,000.00	184	84,840,670.92	21.54	6.078	740	75.28
500,000.01 - 600,000.00	137	75,085,892.20	19.06	6.006	740	76.54
600,000.01 - 700,000.00	108	70,001,226.16	17.77	6.102	746	74.43
700,000.01 - 800,000.00	72	54,048,192.24	13.72	6.052	742	74.57
800,000.01 - 900,000.00	23	19,681,695.44	5.00	5.910	740	72.19
900,000.01 - 1,000,000.00	30	29,165,884.84	7.40	6.268	746	70.10
1,000,000.01 - 1,500,000.00	20	26,049,774.83	6.61	6.134	758	72.42
1,500,000.01 - 2,000,000.00	11	19,833,350.44	5.04	6.154	755	66.00
2,000,000.01 - 2,500,000.00	4	9,402,500.00	2.39	6.282	758	64.95
2,500,000.01 - 2,975,000.00	1	2,975,000.00	0.76	6.875	710	63.98
Total	602	393,897,306.39	100.00	6.092	744	73.70
The average current balance, as of the cut-off date is approximately $ 654,314.

Original Balance ($)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
105,000.00 - 125,000.00	2	225,520.85	0.06	6.423	762	58.08
175,000.01 - 200,000.00	1	191,330.00	0.05	6.875	690	95.00
200,000.01 - 225,000.00	2	410,098.47	0.10	6.753	749	77.46
225,000.01 - 250,000.00	3	744,500.00	0.19	6.290	714	70.40
250,000.01 - 275,000.00	1	252,000.00	0.06	6.000	713	40.91
275,000.01 - 300,000.00	1	300,000.00	0.08	6.000	711	60.00
350,000.01 - 400,000.00	1	359,920.00	0.09	7.000	713	80.00
400,000.01 - 500,000.00	179	82,440,627.51	20.93	6.078	740	75.35
500,000.01 - 600,000.00	142	77,351,887.32	19.64	6.011	740	76.37
600,000.01 - 700,000.00	108	70,001,226.16	17.77	6.102	746	74.43
700,000.01 - 800,000.00	71	52,911,991.53	13.43	6.053	743	74.76
800,000.01 - 900,000.00	24	20,481,694.44	5.20	5.909	741	72.09
900,000.01 - 1,000,000.00	31	29,965,884.84	7.61	6.257	746	70.10
1,000,000.01 - 1,500,000.00	19	24,591,459.30	6.24	6.142	758	71.97
1,500,000.01 - 2,000,000.00	12	21,291,665.97	5.41	6.143	756	66.96
2,000,000.01 - 2,500,000.00	4	9,402,500.00	2.39	6.282	758	64.95
2,500,000.01 - 2,975,000.00	1	2,975,000.00	0.76	6.875	710	63.98
Total	602	393,897,306.39	100.00	6.092	744	73.70
The average balance at origination is approximately $657,329.

Originator	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	528	344,173,940.16	87.38	6.007	744	73.78
Greenpoint	36	28,182,822.26	7.15	6.448	752	71.75
Wells Fargo	38	21,540,543.97	5.47	6.970	730	75.04
Total	602	393,897,306.39	100.00	6.092	744	73.70

Servicer	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Countrywide	528	344,173,940.16	87.38	6.007	744	73.78
Greenpoint	36	28,182,822.26	7.15	6.448	752	71.75
Wells Fargo	38	21,540,543.97	5.47	6.970	730	75.04
Total	602	393,897,306.39	100.00	6.092	744	73.70

Current Rate (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
3.875 - 3.999	2	953,039.38	0.24	3.875	797	80.00
4.500 - 4.999	14	9,738,991.53	2.47	4.727	729	79.98
5.000 - 5.499	37	22,563,610.85	5.73	5.239	742	76.24
5.500 - 5.999	196	124,605,369.73	31.63	5.765	748	72.04
6.000 - 6.499	220	146,958,151.54	37.31	6.163	749	73.25
6.500 - 6.999	104	69,359,460.56	17.61	6.699	730	75.58
7.000 - 7.499	24	16,202,402.69	4.11	7.128	731	73.15
7.500 - 7.999	3	2,365,200.00	0.60	7.575	754	78.40
8.000 - 8.250	2	1,151,080.11	0.29	8.117	745	86.99
Total	602	393,897,306.39	100.00	6.092	744	73.70
The weighted average current rate, as of the cut-off date is approximately 6.092%.

Original Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
360 - 360	599	392,475,477.30	99.64	6.092	744	73.69
361 - 480	3	1,421,829.09	0.36	5.942	701	76.06
Total	602	393,897,306.39	100.00	6.092	744	73.70
The weighted average original term is approximately 360 months.

Remaining Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
349 - 360	599	392,475,477.30	99.64	6.092	744	73.69
361 - 480	3	1,421,829.09	0.36	5.942	701	76.06
Total	602	393,897,306.39	100.00	6.092	744	73.70
The weighted average remaining term, as of the cut-off date is approximately 357 months.

Lien Position	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
First	602	393,897,306.39	100.00	6.092	744	73.70
Total	602	393,897,306.39	100.00	6.092	744	73.70
As of the cut-off date, all loans are secured by first liens.

Simultaneous Second Lien	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
No Simultaneous Seconds	347	228,554,879.80	58.02	6.060	748	71.67
Has Simultaneous Seconds	255	165,342,426.59	41.98	6.135	737	76.51
Total	602	393,897,306.39	100.00	6.092	744	73.70

Original Loan To Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
13.38 - 15.00	1	102,020.85	0.03	5.875	770	13.38
15.01 - 20.00	1	599,444.28	0.15	6.375	777	18.46
20.01 - 25.00	1	522,000.00	0.13	5.875	823	23.94
25.01 - 30.00	1	900,000.00	0.23	5.875	726	27.69
30.01 - 35.00	2	1,145,575.00	0.29	5.579	786	31.67
35.01 - 40.00	4	2,348,738.95	0.60	5.765	760	36.85
40.01 - 45.00	5	3,435,975.44	0.87	5.957	759	43.93
45.01 - 50.00	8	6,485,224.00	1.65	5.905	763	47.18
50.01 - 55.00	13	10,507,260.59	2.67	6.306	748	52.99
55.01 - 60.00	18	14,789,386.80	3.75	6.206	758	58.43
60.01 - 65.00	30	28,721,281.74	7.29	6.118	757	62.87
65.01 - 70.00	50	33,820,435.93	8.59	6.078	741	67.98
70.01 - 75.00	76	50,666,505.04	12.86	6.184	746	73.54
75.01 - 80.00	379	233,980,148.93	59.40	6.056	740	79.58
80.01 - 85.00	3	1,596,150.16	0.41	6.069	758	84.50
85.01 - 90.00	4	1,938,828.68	0.49	6.148	705	88.57
90.01 - 95.00	6	2,338,330.00	0.59	7.142	701	95.00
Total	602	393,897,306.39	100.00	6.092	744	73.70
The weighted average original loan-to-value ratio is approximately 73.70%.

Combined Loan to Value (%)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
13.38 - 20.00	2	701,465.13	0.18	6.302	776	17.72
20.01 - 30.00	2	1,422,000.00	0.36	5.875	762	26.31
30.01 - 40.00	5	3,061,606.63	0.78	5.697	773	34.53
40.01 - 50.00	11	7,351,906.76	1.87	5.970	760	45.95
50.01 - 60.00	27	20,320,296.62	5.16	6.213	758	54.95
60.01 - 70.00	79	62,786,969.91	15.94	6.081	749	64.73
70.01 - 75.00	64	43,075,318.62	10.94	6.107	749	72.94
75.01 - 80.00	170	108,005,788.35	27.42	6.039	746	79.04
80.01 - 85.00	23	14,723,131.02	3.74	6.072	733	75.66
85.01 - 90.00	131	85,316,854.07	21.66	6.126	743	79.41
90.01 - 95.00	44	23,814,520.99	6.05	6.261	720	80.80
95.01 - 100.00	44	23,317,448.29	5.92	6.037	719	79.99
Total	602	393,897,306.39	100.00	6.092	744	73.70
The weighted average combined loan-to-value ratio is approximately 78.59%.

FICO Score	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
650 - 660	4	2,112,684.61	0.54	6.984	657	83.81
661 - 680	39	23,955,634.71	6.08	6.185	672	75.17
681 - 700	46	25,478,142.56	6.47	6.188	690	78.11
701 - 720	95	61,108,932.52	15.51	6.101	710	74.91
721 - 740	102	65,587,090.33	16.65	6.131	731	74.50
741 - 760	96	67,689,209.94	17.18	6.057	752	73.96
761 - 780	107	73,361,543.92	18.62	6.010	770	71.00
781 - 800	78	54,394,494.69	13.81	6.063	790	72.43
801 - 820	33	19,179,573.11	4.87	6.106	807	72.47
821 - 823	2	1,030,000.00	0.26	5.937	823	51.59
Total	602	393,897,306.39	100.00	6.092	744	73.70
The non-zero weighted average FICO, as of the cut-off date is approximately 744.

Geographic Concentration	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
California	331	218,749,057.34	55.53	6.049	745	73.97
Arizona	25	14,367,051.02	3.65	6.033	739	74.31
Virginia	23	14,016,538.94	3.56	5.921	762	73.92
Connecticut	13	13,893,423.05	3.53	6.166	739	71.04
Colorado	17	13,451,788.07	3.42	6.204	765	70.95
Nevada	22	13,044,918.58	3.31	6.199	730	73.93
Washington	22	12,130,805.94	3.08	6.068	755	75.87
New Jersey	19	11,927,399.90	3.03	6.027	734	75.43
Florida	22	11,650,881.99	2.96	6.277	748	75.23
New York	12	10,042,657.43	2.55	6.165	753	71.47
Maryland	15	9,339,160.31	2.37	6.246	724	76.30
Massachusetts	11	6,273,806.36	1.59	6.214	728	75.90
Illinois	10	5,548,396.47	1.41	6.616	746	79.34
Ohio	4	4,204,997.35	1.07	6.272	754	59.30
Georgia	5	3,649,608.54	0.93	5.786	719	73.98
South Carolina	5	3,599,226.81	0.91	6.244	717	75.23
Pennsylvania	5	3,175,020.42	0.81	5.805	756	68.76
Michigan	4	2,849,508.07	0.72	6.389	729	73.97
Utah	4	2,686,067.12	0.68	6.826	717	74.50
Missouri	5	2,662,434.51	0.68	5.784	733	75.81
Oregon	4	1,850,100.00	0.47	6.209	751	79.44
Alabama	3	1,779,714.39	0.45	5.657	742	80.00
North Carolina	3	1,753,415.44	0.45	6.210	743	69.71
Hawaii	2	1,643,242.18	0.42	5.337	764	55.97
Idaho	2	1,612,000.00	0.41	6.806	748	75.05
Indiana	3	1,470,259.81	0.37	6.294	716	68.67
District of Columbia	2	1,265,000.00	0.32	5.875	775	71.14
West Virginia	1	1,162,390.00	0.30	6.500	749	58.76
Texas	2	842,548.00	0.21	5.686	750	56.93
Tennessee	1	699,890.85	0.18	6.125	671	80.00
Kentucky	1	650,000.00	0.17	6.500	671	75.58
Montana	1	510,000.00	0.13	6.250	774	70.34
Rhode Island	1	472,000.00	0.12	7.125	696	80.00
Wyoming	1	468,000.00	0.12	5.875	747	80.00
Wisconsin	1	455,997.50	0.12	6.000	733	62.18
Total	602	393,897,306.39	100.00	6.092	744	73.70

Index (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
12-Month LIBOR	535	348,106,204.13	88.37	6.033	743	73.77
6-Month LIBOR	43	33,159,405.74	8.42	6.379	753	71.78
12-Month Treasury	24	12,631,696.52	3.21	6.954	748	76.95
Total	602	393,897,306.39	100.00	6.092	744	73.70

Rate Adjustment Frequency (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Semi-Annually	43	33,159,405.74	8.42	6.379	753	71.78
Annually	559	360,737,900.65	91.58	6.065	743	73.88
Total	602	393,897,306.39	100.00	6.092	744	73.70

Gross Margin (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	539	351,424,877.45	89.22	6.028	743	73.67
2.501 - 3.000	61	41,137,678.94	10.44	6.598	750	73.31
3.001 - 3.500	2	1,334,750.00	0.34	7.278	706	95.00
Total	602	393,897,306.39	100.00	6.092	744	73.70
The weighted average gross margin, as of the cut-off date is approximately 2.308%.

Initial Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
5.000	597	390,756,722.90	99.20	6.094	744	73.75
6.000	5	3,140,583.49	0.80	5.831	746	67.61
Total	602	393,897,306.39	100.00	6.092	744	73.70
The weighted average initial interest rate cap, as of the cut-off date is approximately 5.008%.

Periodic Rate Cap (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
1.000	38	30,018,822.25	7.62	6.436	754	72.22
2.000	564	363,878,484.14	92.38	6.063	743	73.82
Total	602	393,897,306.39	100.00	6.092	744	73.70
The weighted average periodic interest rate cap, as of the cut-off date is approximately 1.924%

Maximum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
8.875 - 8.999	2	953,039.38	0.24	3.875	797	80.00
9.500 - 9.999	14	9,738,991.53	2.47	4.727	729	79.98
10.000 - 10.499	37	22,563,610.85	5.73	5.239	742	76.24
10.500 - 10.999	190	120,888,856.66	30.69	5.766	748	72.04
11.000 - 11.499	203	135,141,740.77	34.31	6.161	749	73.58
11.500 - 11.999	100	65,155,059.77	16.54	6.649	729	75.93
12.000 - 12.499	41	28,018,813.46	7.11	6.732	739	71.61
12.500 - 12.999	13	10,286,113.86	2.61	6.873	747	72.77
13.000 - 13.250	2	1,151,080.11	0.29	8.117	745	86.99
Total	602	393,897,306.39	100.00	6.092	744	73.70
The weighted average maximum gross rate, as of the cut-off date is approximately 11.151%.

Minimum Gross Rate (%) (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2.250 - 2.500	538	350,794,877.45	89.06	6.028	743	73.67
2.501 - 3.000	62	41,767,678.94	10.60	6.588	749	73.32
3.001 - 3.500	2	1,334,750.00	0.34	7.278	706	95.00
Total	602	393,897,306.39	100.00	6.092	744	73.70
The weighted average minimum gross rate, as of the cut-off date is approximately 2.308%.

Next Rate Change Date (Arms Only)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
2011-08	1	359,920.00	0.09	7.000	713	80.00
2011-09	1	209,598.47	0.05	6.875	787	80.00
2011-11	2	595,100.00	0.15	6.677	755	83.06
2011-12	2	983,330.00	0.25	6.573	675	82.92
2012-01	9	6,613,524.89	1.68	6.125	737	78.16
2012-02	101	73,001,411.71	18.53	5.950	744	71.30
2012-03	199	123,338,408.64	31.31	6.008	741	74.43
2012-04	32	19,906,466.96	5.05	6.055	742	74.33
2012-05	60	38,409,107.07	9.75	6.310	747	74.19
2012-06	111	73,099,435.97	18.56	6.106	740	74.33
2012-07	6	4,825,435.00	1.23	6.413	744	76.78
2014-03	2	1,200,450.00	0.30	6.104	704	68.40
2014-05	9	8,053,068.05	2.04	6.551	754	73.12
2014-06	53	32,681,289.63	8.30	6.202	758	73.93
2014-07	14	10,620,760.00	2.70	6.228	749	68.92
Total	602	393,897,306.39	100.00	6.092	744	73.70

Property Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Single Family	463	302,051,365.98	76.68	6.099	743	73.41
PUD	92	63,485,296.23	16.12	6.058	745	74.43
Condominium	43	25,780,320.83	6.54	6.065	748	76.19
2-4 Family	3	2,142,000.00	0.54	6.424	752	61.71
Coop	1	438,323.35	0.11	6.000	738	80.00
Total	602	393,897,306.39	100.00	6.092	744	73.70

Occupancy Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Primary	563	366,505,810.18	93.05	6.079	744	73.96
Second Home	36	24,513,496.21	6.22	6.241	747	69.52
Investor	3	2,878,000.00	0.73	6.439	707	76.82
Total	602	393,897,306.39	100.00	6.092	744	73.70

Loan Purpose	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Purchase	264	174,553,729.80	44.31	6.007	751	77.19
Rate/Term Refinance	192	128,778,591.40	32.69	6.167	742	71.22
Cash-Out Refinance	146	90,564,985.19	22.99	6.148	733	70.50
Total	602	393,897,306.39	100.00	6.092	744	73.70

Doc Type	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
Stated Income - Stated Assets	308	189,950,541.52	48.22	6.023	753	74.03
Verified Income - Verified Assets	233	162,591,494.82	41.28	6.045	733	74.09
Stated Income - Verified Assets	53	36,130,411.10	9.17	6.679	743	70.53
No Income - No Assets	8	5,224,858.95	1.33	5.975	742	71.61
Total	602	393,897,306.39	100.00	6.092	744	73.70

IO Term (Months)	Count	Current Unpaid Principal Balance ($)	Percent (%)	GWAC (%)	Non-Zero WA FICO	OLTV (%)
None	58	37,920,306.02	9.63	6.060	756	69.43
60	62	37,131,735.72	9.43	6.296	742	74.71
84	13	7,376,316.17	1.87	6.191	761	77.19
120	469	311,468,948.48	79.07	6.069	742	74.02
Total	602	393,897,306.39	100.00	6.092	744	73.70